Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-280866) of LATAM Airlines Group S.A. of our report dated February 9, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Report on Form 6-K.

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers Consultores

Auditores y Compañia Limitada

Santiago, Chile

February 9, 2026